EXHIBIT 10.24

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is executed as of October 23, 2026, by (i) MONRO, INC., a New York corporation (“Borrower”), (ii) each Guarantor (as defined in the Credit Agreement referred to below) that is a signatory hereto (each such Guarantor, together with each Additional Debtor (defined below) that becomes a party hereto pursuant to SECTION 11(f) hereof and together with Borrower, collectively, the “Debtors” and, individually, each a “Debtor”), for the benefit of Ares Capital Corporation, as Administrative Agent (in such capacity, together with its successors and assigns, “Administrative Agent”) for the benefit of the Lenders (“Lenders”) party to the Credit Agreement (as defined below) and the Secured Parties (as defined in the Credit Agreement).

RECITALS

A. Borrower, Administrative Agent, and Lenders have executed a Credit Agreement dated as of even date with this Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), together with certain other Loan Papers.

B. The execution and delivery of this Agreement is a condition to the execution of the Credit Agreement and the other Loan Papers by Administrative Agent and Lenders and is an integral part of the transactions contemplated by the Loan Papers and a condition precedent to the obligations of Administrative Agent and Lenders to extend credit under the Credit Agreement.

C. Each Debtor that is not the Borrower is a wholly-owned subsidiary of Borrower or a Subsidiary of the Borrower and shall benefit, directly and indirectly, from Lenders’ extension of credit to Borrower under the Credit Agreement.

THEREFORE, Debtors covenant and agree with Administrative Agent as follows:

1.Certain Definitions. Unless otherwise defined in this Agreement, each capitalized term used but not defined in this Agreement will have the meaning given that term in the Credit Agreement or in the UCC. If the definition given a term in the Credit Agreement conflicts with the definition given that term in the UCC, the Credit Agreement definition shall control to the extent allowed by Laws. If the definition given a term in Article 9 of the UCC conflicts with the definition given that term in any other chapter of the UCC, the Article 9 definition shall control. The terms  “Account Debtor”,  “Cash Proceeds”,  “Certificate of Title”,  “Chattel Paper”,  “Commercial Tort Claim”,  “Commodity Account”,  “Commodity Contracts”,  “Deposit Account”,  “Documents”,  “Equipment”,  “Fixtures”,  “General Intangibles”,  “Goods”,  “Instruments”,  “Investment Property”,  “Letter-of-Credit Rights”,  “Letters of Credit”,  “Money”,  “Noncash Proceeds”,  “Payment Intangibles”,  “Proceeds”,  “Promissory Notes”,  “Record”,  “Security Account”,  “Software”,  “Supporting Obligations” and “Uncertificated Securities” have the meanings given to them in Article 9 of the UCC.

As used in this Agreement, the following terms have the meanings indicated:

“Accounts” means all Accounts (as defined in Article 9 of the UCC), instruments, receivables, accounts receivable, contract rights, Chattel Paper, Documents, General Intangibles, book debts, any and all amounts due to Debtors from a factor, amounts resulting from the sale of any assets, arising from a Debtor sale of goods or rendition of services in the ordinary course of a Debtor business and all returned, reclaimed, refused or repossessed goods and the books and records pertaining to the foregoing, and the Cash Proceeds or Noncash Proceeds resulting therefrom and all security and guaranties therefor.

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“Additional Debtor” has the meaning provided in SECTION 11(f) hereof.

“Agreement” means this Agreement together with all schedules and exhibits attached to this agreement, and all amendments and modifications to this Agreement, the schedules or the exhibits.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,“ as now or hereafter in effect, or any successor thereto, as hereafter amended.

“Collateral” has the meaning given in SECTION 5 of this Agreement.

“Copyrights” means (i) all domestic and foreign copyrights, whether registered or unregistered, and (ii) all registrations and applications for the registration thereof (including, without limitation, registrations and applications in the United States Copyright Office or in any similar office or agency of the United States or any other jurisdiction or any polititcal subdivision thereof), and all extensions, renewals and restorations thereof.

“Credit Agreement” has the meaning given in the Recitals.

“Debtors” mean the Debtors and their successors and assigns.

“Equipment” means any and all of each Debtor’s equipment, wherever located, whether now owned or hereafter acquired, including, without limitation, any and all manufacturing, distribution, selling, data processing and office equipment, and all machinery, forklifts, furniture, furnishings, appliances, and trade fixtures.

“Intellectual Property” means (i) all intellectual property rights, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, Copyrights, Patents, Trademarks, Internet domain names, mask works designs, rights of privacy and publicity, trade secrets, and all other intellectual property rights in confidential or proprietary information, software, data, databases, methods, techniques, processes, designs, technology, formulae and know-how, (ii) all registrations and applications for the registration of any of the foregoing, (iii) all rights to sue and/or otherwise recover for any past, present and future infringement, misappropriation, dilution or other violations of any of the foregoing, (iv) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto, and (v) all other rights, priorities and privileges accruing thereunder or pertaining thereto throughout the world.

“Intellectual Property Security Agreement”  means a Notice and Confirmation of Grant of Security Interest in Trademarks in the form of Exhibit B hereto  (or otherwise in form and substance reasonably acceptable to Administrative Agent), a Notice and Confirmation of Grant of Security Interest in Patents in the form of Exhibit C  hereto  (or otherwise in form and substance reasonably acceptable to Administrative Agent) or a Grant of Security Interest in Copyrights in the form of Exhibit D hereto  (or otherwise in form and substance reasonably acceptable to Administrative Agent).

“Inventory” means any and all of each Debtor’s inventory, wherever located, whether now owned or hereafter acquired, including without limitation, any and all goods held for sale or lease or being processed for sale or lease in Debtor’s business as now or hereafter conducted, including without limitation, all parts, furnishings, machinery, furniture, fixtures and equipment, manufacturing, distribution, selling, data processing and office equipment, appliances (excluding equipment in which such Debtor’s interest is a leasehold interest), all materials, goods and work-in-process, finished goods, and other tangible property held for sale or lease or furnished or to be furnished under contracts of service or used or consumed in such Debtor’s business, together with all increases, parts, fittings, accessories, equipment, and special tools now

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or hereafter affixed to any part thereof and thereto, together with all substitutes and replacements thereof, all accessions and attachments thereto, and all tools, parts and equipment now or hereafter added to or used in connection with the foregoing, along with all documents (including documents of title) covering inventory, all Cash and Noncash Proceeds from the sale of inventory, including proceeds from insurance, and including such property the sale or other disposition of which has given rise to accounts and which has not been returned to or repossessed or stopped in transit by such Debtor.

“Lease” means any lease, sublease, license, or concession of Inventory or other personal property of each Debtor.

“Licenses” means all licenses, contracts or other agreements providing for the grant to a Debtor of any right in,  to or under any Intellectual Property owned by another Person, or providing for the grant to any Person any right in, to or under any Intellectual Property owned by a Debtor, including in each case, for the avoidance of doubt, any covenants not to sue for infringement, misappropriation, dilution or other violation of any Intellectual Property.

“Obligations” means the Obligation defined in the Credit Agreement, and shall include the obligations of any Debtor under any guaranty provided with respect to the Obligation under the Credit Agreement.

“Obligor” means any Person obligated with respect to any of the Collateral, whether as a party to a contract, an account debtor or otherwise.

“Patents” means (i) all domestic and foreign patents and patent applications, whether design or utility, (including, without limitation, issued patents and pending patent applications in the United States Patent and Trademark Office or in any similar office or agency of the United States or any other jurisdiction or any polititcal subdivision thereof), (ii) all reissues, substitutes, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, and (iii) all inventions, designs and improvements described and claimed therein.

“Pledged Debt” means the indebtedness described in SCHEDULE 3 hereto and all indebtedness from time to time owned or acquired by Debtor, the Promissory Notes and other Instruments, Chattel Paper or Investment Property evidencing any or all of such indebtedness, and all interest, cash, Instruments, Chattel Paper, Investment Property, financial assets and all other Proceeds or property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness.

“Security Agreement Joinder” means a Pledge and Security Agreement Joinder, substantially in the form of Exhibit A attached hereto.

“Security Interest” means the security interests granted and the pledges and collateral assignments made under SECTION 3 of this Agreement.

“Titled Collateral” means all Collateral for which the title to such Collateral is governed by a Certificate of Title or certificate of ownership, including, without limitation, all motor vehicles (including, without limitation, all trucks, trailers, tractors, service vehicles, automobiles and other mobile equipment) for which the title to such motor vehicles is governed by a Certificate of Title or certificate of ownership.

“Trademarks” means (i) all domestic and foreign trademarks, service marks, collective marks, certification marks, trade names, business names, d/b/a's, trade styles, trade dress, designs, logos and other source or business identifiers, and (ii) all registrations and applications for the registration thereof (including, without limitation, registrations and applications in the United States Patent and Trademark

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Office or in any similar office or agency of the United States or any state thereof or any other jurisdiction or any polititcal subdivision thereof), and all extensions and renewals thereof,  in each case, together with all goodwill of the business connected with the use of and symbolized by any of the foregoing.

“UCC” means the Uniform Commercial Code, as in effect from time to time in New York.

2.Credit Agreement. This Agreement is being executed and delivered pursuant to the terms and conditions of the Credit Agreement. Each Security Interest is a “Lien“ referred to in the Credit Agreement.

3.Security Interest. Subject to the terms and conditions of this Agreement, and to secure the prompt, unconditional and complete payment and performance of the Obligations when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), whether now existing or hereafter incurred, (a) each Debtor grants to Administrative Agent, for the benefit of the Lenders and the other Secured Parties, a continuing security interest in all of such Debtor’s right, title, and interest in, to and under the Collateral and (b) each Debtor pledges and collaterally assigns as security to Administrative Agent, for the benefit of the Lenders and the other Secured Parties, a continuing security interest in all of such Debtor’s right, title and interest in, to and under the Collateral.

4.No Assumption or Modification. The Security Interest is given to secure the prompt, unconditional and complete payment,  performance and observance of the Obligations when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), whether now existing or hereinafter incurred, and is given as security only. Administrative Agent does not assume and shall not be liable for any of Debtors’ liabilities, duties, or Obligations under or in connection with the Collateral. Administrative Agent’s acceptance of this Agreement, or its taking any action in carrying out this Agreement, does not constitute Administrative Agent‘s approval of the Collateral or Administrative Agent’s assumption of any obligations under or in connection with the Collateral. This Agreement does not affect or modify Debtors’ obligations with respect to the Collateral.

5.Collateral. As used in this Agreement, and subject to the immediately succeeding sentence, the term “Collateral” means all of the following items and types of property, wherever located, whether now owned or existing, or hereafter acquired by any Debtor or in which any Debtor now has or at any time in the future may acquire any right, title or interest (in each case, howsoever such Debtor’s interest therein may arise or appear (whether by ownership, security interest, claim or otherwise)):

(a)all Accounts;

(b)all Chattel Paper (whether tangible or electronic);

(c)all Commercial Tort Claims, including, without limitation, the Commercial Tort Claims described in Schedule 14 of the Perfection Certificate;

(d)all Deposit Accounts, all cash, and all other property from time to time deposited therein or otherwise credited thereto and the monies and property in the possession or under the control of the Administrative Agent or any Lender or any affiliate, representative, agent or participant of the Administrative Agent or any Lender

(e)all Money, cash and cash equivalents;

(f)all Documents;

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(g)all General Intangibles (including, without limitation, all Payment Intangibles, Intellectual Property and Licenses);

(h)all Goods, including, without limitation, all Equipment, Fixtures, Inventory and Titled Collateral;

(i)all Instruments (including, without limitation, Promissory Notes);

(j)all Investment Property;

(k)all Letter-of-Credit Rights and Letters of Credit;

(l)all Pledged Debt;

(m)all Supporting Obligations;

(n)all Leases;

(o)all other tangible and intangible personal property and Fixtures of such Debtor (whether or not subject to the Code), including, without limitation, all insurance and all bank and other accounts and all cash and all investments therein, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of such Debtor described in the preceding clauses of this SECTION  2 hereof (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by such Debtor in respect of any of the items listed above), and all books, correspondence, files and other Records, including, without limitation, all tapes, disks, cards, Software, data and computer programs in the possession or under the control of such Debtor or any other Person from time to time acting for such Debtor that at any time evidence or contain information relating to any of the property described in the preceding clauses of this SECTION  2 hereof or are otherwise necessary or helpful in the collection or realization thereof; and

(p)(x) all Proceeds, including all Cash Proceeds and Noncash Proceeds, and products of the foregoing Collateral and (y) all additions, modifications, alterations, improvements, upgrades, Accessions, components, parts, appurtenances, substitutions and/or replacements of, to or for any and all of the foregoing Collateral.

The Collateral shall also include after acquired Collateral.

Notwithstanding any provision of this Agreement or any other Loan Paper:

(A)  Debtors are pledging and collaterally assigning their right, title, and interest in the Leases to Administrative Agent only to the extent, if any, that such pledge and assignment is not prohibited (after giving effect to the anti-assignment provisions of the UCC) by the terms of any Lease or by the secured party thereunder and Debtors make no representation or warranty with respect to the assignability of any Lease as contemplated by the Loan Papers or as to any interest of Administrative Agent therein;

(B)  nothing herein or in any Loan Paper shall prohibit or give rise to any right or remedy by reason of any modification or termination of any Lease at any time without Administrative Agent’s consent, including, but not limited to any such modification or termination of any Lease on account of, arising out of or related to, any breach or alleged breach thereof; and

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(C)  upon sale of any Equipment to a third party in compliance with Section 9.10 of the Credit Agreement, the Security Interest in such Equipment shall be immediately and automatically released and Debtors shall be authorized, without further consent of Administrative Agent, to file any UCC statements as may be requested by the purchaser of such Equipment to evidence the release of the Security Interest.

Notwithstanding anything in this SECTION 5 to the contrary, the term Collateral shall not include any of the following (the “Excluded Property”):

(i)any Lease excluded from the “Collateral“ pursuant to clause (A) above so long as the conditions in clause (A) remain applicable to such Lease and a security interest therein cannot be perfected by the filing of a UCC-1 financing statement;

(ii)any Equipment deemed released in accordance with clause (C) above;

(iii)any equipment, goods or other assets that are subject to a “purchase money security interest“ to the extent that such purchase money security interest (and related documentation) (x) constitutes a Permitted Lien or is otherwise expressly permitted under the Credit Agreement and (y) either (A) prohibits the creation by a Debtor of a junior security interest therein, (B) violates or invalidates such lease, license or agreement or purchase money arrangement, (C) create a right of termination in favor of any other party thereto (other than a Debtor) that would be triggered by such equipment, goods or other assets being deemed Collateral, or (D) provide that such equipment, goods or other assets being deemed Collateral would be permitted only with the consent of any other party thereto (other than a Debtor), which consent has not been or is not otherwise obtained;

(iv)[reserved];

(v)any “intent to use”  Trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such applications, or any registrations that issue therefrom, under applicable law;

(vi)any fee-owned real property for which the fee title is owned by any Debtor;

(vii)any motor vehicle associated with safe and practical street or highway use and subject to certificates of title if such motor vehicle has a fair market value of less than $250,000;

(viii)assets the grant or perfection of a security interest in which would (A) solely with respect to Equity Interests and to the extent set forth in the Equity Pledge Agreement,  be reasonably likely to result in material and adverse tax consequences under Section 956 of the Code, (B) be prohibited under any applicable Law (including any rule and/or regulation of any governmental authority or agency) and/or (C) require any governmental or regulatory consent, approval, license or authorization, in each case to the extent such consent, approval, license or authorization has not been obtained (it being understood and agreed that no Loan Party shall have any obligation to procure any such consent, approval, license or authorization), in each case of the foregoing clauses (B) and (C), after giving effect to the applicable anti-assignment provisions of the UCC or any other applicable Law and other than proceeds thereof to the extent that the assignment of the same is effective under the UCC or other applicable Law notwithstanding such consent or restriction;

(ix)any permit or license, property right or any agreement, contract or lease to which any Debtor is a party, in each case, only to the extent and for so long as the terms of such permit,

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license, property right, agreement, contract or lease or any applicable requirement of law applicable thereto (A) the granting of security interest therein to the Administrative Agent would, under the express terms of thereof result in a breach of the terms of, or constitute a default under, such lease, license, contract or agreement or (B) validly and effectively prohibit the creation by such Debtor of a security interest in such permit, license, property right or agreement in favor of the Administrative Agent (after giving effect to Sections 9-406(d), 9-407(a), 9-408(a) or 9-409 of the UCC (or any successor provision or provisions) or any other applicable law (including the Bankruptcy Code) or principles of equity);

(x)margin stock;

(xi)commercial tort claims with a claimed value of less than $1,000,000 individually;

(xii)letter of credit rights (to the extent not constituting a supporting obligation), except to the extent perfection can be achieved by filing a UCC-1 financing statement;

(xiii)[reserved]; and

(xiv)other assets as to which the Borrower and Administrative Agent shall reasonably determine in good faith that the costs, burden, difficulty or consequence of obtaining or perfecting a security interest therein (including (A) any mortgage, stamp, intangibles or expenses relating to such security interest and (B) any effect on the ability of the relevant Debtor to conduct its operations and business in the ordinary course) outweigh, or is excessive in light of, the practical benefit to the Lenders of the security afforded thereby.

Notwithstanding the foregoing, (x) Excluded Property shall not include any Proceeds of any property described in the foregoing clauses (ii) through (ix) and (y) any such property that at any time ceases to satisfy the criteria for Excluded Property (whether as a result of the applicable Debtor obtaining any necessary consent, any change in law, or otherwise), shall no longer be Excluded Property.

6.Fraudulent Conveyance. Notwithstanding anything contained in this Agreement to the contrary, Debtors agree that if, but for the application of this SECTION 6, the Obligations or any Security Interest would constitute a preferential transfer under 11 U.S.C. Section 547, a fraudulent conveyance under 11 U.S.C. Section 547 (or any successor section of that Code) or a fraudulent conveyance or transfer under any state fraudulent conveyance or fraudulent transfer law or similar Law in effect from time to time (each a “Fraudulent Conveyance”) then the Obligations and each affected Security Interest will be enforceable to the maximum extent possible without causing the Obligations or any Security Interest to be a Fraudulent Conveyance, and shall be deemed to have been automatically amended to carry out the intent of this SECTION 6.

7.Representation and Warranties. Debtors represent and warrant to Administrative Agent that:

(a)Place of Business Location of Records.  SCHEDULE 1 to this Agreement sets forth each Debtor’s place of business and chief executive office, the present location of its books and records concerning any of the Collateral that is Accounts or General Intangibles, and its place of formation or organization. Except as noted on SCHEDULE 1, all such books, records, and Collateral are in its possession. The failure of such description of Collateral on SCHEDULE 1 to be accurate or complete will not impair the Security Interests in such Collateral.

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(b)No Other Liens; Title. Except for Permitted Liens and except as otherwise expressly permitted under the Credit Agreement, Debtors are and will be at all times the sole and exclusive owners of, or otherwise have and will have adequate rights in, each respective item of Collateral and have not executed any transfer, assignment, pledge, security interest, or hypothecation covering the Collateral or any interest in the Collateral. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording or filing office except (x) such as may have been filed to perfect or protect any Permitted Liens or (y) such as will be terminated on the Closing Date.

(c)Authority; etc.  Debtor has full power and authority to execute this Agreement without breaching any Material Agreement or Contractual Obligation to which Debtor is party, other than a breach which would not cause a Material Adverse Event. No authorization or approval or other action by, and no notice to or filing with, any Tribunal or any other Person, is required for (i) the due execution, delivery and performance by any Debtor of this Agreement, (ii) the grant by any Debtor of the Security Interest purported to be created hereby in the Collateral or (iii) the exercise by Administrative Agent of any of its rights and remedies hereunder, other than, solely with respect to such Debtors’ performance under clause (i) of this subsection, (1) filings and recordings with respect to the Collateral to be made, or otherwise delivered to the Secured Party for filing or recordation or  (2) any action or filing that has been taken or made on or before the Closing Date. The exercise by Administrative Agent of any of its rights and remedies hereunder will not contravene any law or material Contractual Obligation binding on or otherwise affecting any Debtor or any of its properties and will not result in, or require the creation of, any Lien upon or with respect to any of its properties.

(d)Perfection Certificate.  The Perfection Certificate, a copy of which has been previously delivered to the Administrative Agent, is true, complete and correct in all material respects. Section 13 of the Perfection Certificate contains a complete and accurate list of all (i) issued Patents and pending Patent applications, (ii) registered Trademarks and applications for the registration of Trademarks, and (iii) registered Copyrights, and applications to register Copyrights, in each case, owned by the Debtors.

(e)Perfection.  Upon (A) the filing under the UCC as in effect in the applicable jurisdiction of the financing statements described in Schedule 5 of the Perfection Certificate and (B) with respect to the perfection of the security interest created hereby in U.S. registered Trademarks and Trademark registrations, U.S. issued Patents and Patent applications, and U.S. registered Copyrights and Copyright applications, the recording of the appropriate Intellectual Property Security Agreements in the United States Patent and Trademark Office and/or the United States Copyright Office, as applicable, the security interest created hereby in the Collateral in favor of Administrative Agent shall be perfected (to the extent such security interest may be perfected by filings under the UCC or by such recordation) and no other authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person, is required for perfection of such security interest by filing under the Uniform Commercial Code or the making of such recordation.

(f)Security Interest.  This Agreement creates a legal, valid and enforceable security interest in favor of Administrative Agent in the Collateral, as security for the Obligations. Such security interests are, or in the case of Collateral in which any Debtor obtains rights after the date hereof, will be, upon the filing of the financing statements and other recordations described in SECTION 7(e) and the other perfection actions required by this Agreement, perfected, first priority security interests, subject in priority only to the Permitted Liens which have priority over the lien of the Administrative Agent.

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(g) Equipment and Inventory. All Equipment and Inventory now existing are, and all Equipment, Fixtures, Inventory (other than (i) Inventory in transit in the ordinary course of business, (ii) Equipment being used by employees in the ordinary course of business, (iii) Equipment or Inventory having value not exceeding $1,000,000 and (iv) Equipment which is being refurbished or repaired in the ordinary course of business), will be located at the addresses specified in SCHEDULE 2 hereto (as amended, supplemented or otherwise modified from time to time in accordance with SECTION 8(p)).

(h)Promissory Notes.  To the Debtors’ knowledge (solely with respect to any Promissory Note for which the maker is not a Debtor or subsidiary of a Debtor), the Promissory Notes evidencing the Pledged Debt have been, and all other Promissory Notes from time to time evidencing Pledged Debt, when executed and delivered, will have been, duly authorized, executed and delivered by the respective makers thereof, and all such Promissory Notes are or will be, as the case may be, legal, valid and binding obligations of such makers, enforceable against such makers in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general principles of equity, whether such enforceability is considered in a proceeding at law or in equity. None of the Accounts is evidenced by Promissory Notes or other Instruments except for Promissory Notes and other Instruments evidencing indebtedness of not more than $1,000,000 in the aggregate and Promissory Notes and Instruments that have been pledged to the Administrative Agent.

The delivery at any time by Debtors to Administrative Agent of Collateral or of additional specific descriptions of certain Collateral shall constitute a representation and warranty by Debtors to Administrative Agent under this Agreement that the representations and warranties of this SECTION 7 are true and correct in all material respects with respect to each item of such Collateral.

8.Covenants. Debtors further covenant and agree with Administrative Agent that so long as the Credit Agreement is in force and effect, each Debtor will:

(a)Relocation of Office or Books and Records, Change of Name or Address. Give Administrative Agent 15 days prior written notice of any proposed relocation of its principal place of business, its place of formation, chief executive office, the place where its books and records relating to Accounts and General Intangibles are kept or changing its name and the address to which it is entitled to notice under the Credit Agreement; provided that if such Debtor gives less than 15 days’ prior notice, such notice shall be sufficient for purposes of this subparagraph (a) if, in the reasonable judgment of Administrative Agent, the rights of Administrative Agent in the Collateral are not adversely affected. The notice must include the street address, zip code, telephone number, city, county or parish, and state.

(b)Relocation of Collateral. Not relocate any of the Collateral to any commonwealth, nation, territory, possession, or country outside the United States of America, except as otherwise expressly permitted under the Credit Agreement.

(c)Material Change. Promptly notify Administrative Agent of any change actually known to such Debtor in any material fact or circumstance represented or warranted by Debtors with respect to the Collateral.

(d)Record of Collateral. Each Debtor will keep and maintain at its own cost and expense reasonably satisfactory and complete records of its Collateral. Upon reasonable notice

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permit Administrative Agent’s representatives to inspect and make abstracts from the Debtor’s records regarding Collateral at any reasonable time during normal business hours.

(e)Adverse Claim. Promptly notify Administrative Agent of any claim, action, or proceeding challenging the Security Interest or affecting title to all or any material portion of the Collateral and, at Administrative Agent’s  reasonable request, appear in and use commercially reasonable efforts to defend any such action or proceeding at Debtors’ expense.

(f)Hold Collateral In Trust. Upon the occurrence and during the continuation of a Default, hold in trust (and not commingle with its other assets) for Administrative Agent all Collateral that is Chattel Paper, Instruments, or documents of title constituting Collateral at any time received by it and promptly deliver same to Administrative Agent upon the request of Administrative Agent. Upon the occurrence and during the continuation of a Default, at Administrative Agent’s request, each Chattel Paper, Instrument, or document of title retained by Debtor and constituting Collateral shall be marked to state that it is assigned to Administrative Agent and each instrument shall be endorsed to the order of Administrative Agent (but failure to so mark or endorse shall not impair the Security Interest),  provided, that no debtor shall be required to mark any Chattel Paper, Instrument, or document of title with face value of less than $1,000,000.

(g)No Assignment. Not sell, assign, or otherwise dispose of, or permit the sale, assignment, or disposition of, any Collateral except as permitted by the Loan Papers and except for the sale of Inventory in the ordinary course of business.

(h)Permitted Liens. Not create or permit the creation of, or allow the existence of, any Lien upon or against any of the Collateral except for Permitted Liens.

(i)Further Assurance. From time to time take such action and promptly execute and deliver to Administrative Agent all other assignments, certificates, supplemental documents, and financing statements, including amendments to SCHEDULE 1 and the Perfection Certificate, as well as such Intellectual Property Security Agreements as the Administrative Agent shall reasonably request in connection with such Debtor’s Intellectual Property,  and do all other acts or things as Administrative Agent may reasonably request in order to (x) create, evidence, perfect, continue, or maintain the existence and priority of the Security Interest, (y) enable Administrative Agent to exercise and enforce its rights and remedies hereunder in respect of the Collateral and (z) otherwise effectuate the purposes of this Agreement. Each Debtor, at its sole cost and expense, will upon the Administrative Agent’s reasonable request (i) cause this Agreement (and/or proper notices, financing statements or other registrations or filings in respect hereof, and supplemental collateral assignments or collateral security agreements in respect of any portion of the Collateral, including Intellectual Property Security Agreements) to be duly filed, recorded, registered and published, and re-filed, re-recorded, re-registered and re-published in such manner and in such places as may be required under the UCC or other applicable law in order to establish, evidence, perfect, preserve and protect the rights, remedies and security interest of the Administrative Agent in or with respect to the Collateral of such Debtor, and (ii) pay all taxes, fees and charges and comply with all statutes and regulations applicable to such filing, recording, registration and publishing and such re-filing, re-recording, re-registration and re-publishing.

(j)Perform Obligations. Each Debtor, at its sole cost and expense, will take any and all actions reasonably necessary and appropriate to defend title to its Collateral against any and all Persons.

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(k)Amendment. Except as may be done in the ordinary course of business of the Debtor and except as otherwise permitted under the Credit Agreement, not amend, alter, or modify, or permit the amendment, alteration or modification of, any material portion (individually or collectively) of the Collateral without Administrative Agent’s prior written consent as to the form and content of the amendment, alteration or modification, such consent not to be unreasonably withheld or delayed and solely to the extent such amendment, alteration or modification would be adverse to the Lenders in any material respects.

(l)Impairment of Collateral. Except as otherwise permitted under the Credit Agreement, not do or permit any act which would impair any material portion of the Collateral.

(m)Default Under Collateral. Promptly notify Administrative Agent of any default or event of default by such Debtor or any other party under or in connection with any material portion (individually or collectively) of the Collateral, in each case to the extent known to such Debtor, and promptly use reasonable efforts to remedy the same or promptly demand that the same be remedied.

(n)No Lien or Assignment. Except for Permitted Liens, not execute in favor of any other person or entity, any assignment, pledge or hypothecation of, or security interest in, all or any portion of the Collateral.

(o)Intellectual Property.

(i)Each Debtor (either itself or through licensees) will, and will cause each licensee thereof to, take all reasonable steps to maintain all Material Intellectual Property in full force and effect, and will not (or permit any licensee thereof to) knowingly do any act or omit to do any act whereby any Material Intellectual Property may lapse or become abandoned, cancelled, invalid, dedicated to the public, forfeited, or otherwise materially impaired.

(ii)Each Debtor shall take all reasonable steps, including in any proceeding before the United States Patent and Trademark Office, United States Copyright Office, any state registry or any foreign counterpart of the foregoing, to pursue each application for registration or issuance, and maintain each registration or issuance, of each Trademark, Patent, and Copyright owned by or exclusively licensed to such Debtor and constituting Material Intellectual Property.

(iii)Each Debtor shall promptly notify Administrative Agent if it becomes aware that any item of Material Intellectual Property may or has become (i) abandoned, cancelled, dedicated to the public or placed in the public domain, (ii) invalid or unenforceable, or (iii) subject to any adverse determination or development regarding such Debtor’s ownership, registration or use thereof or the validity or enforceability thereof (including the institution of, or any adverse development with respect to, any action or proceeding in the United States Patent and Trademark Office, United States Copyright Office, any state registry, any foreign counterpart of the foregoing, or any court).

(iv)In the event that any Debtor becomes aware that any item of the Intellectual Property owned by or exclusively licensed to such Debtor is infringed, misappropriated or otherwise violated by a third party in a manner that would reasonably be expected to (i) have a Material Adverse Effect, or (ii) materially impair the value of any Material Intellectual Property, such Debtor shall promptly (A) notify Administrative Agent thereof, and (B) take such actions as such Debtor deems appropriate under the

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circumstances using its reasonable business judgment to protect or enforce such Intellectual Property, including, without limitation, suing for infringement, misappropriation, dilution or other violation and/or seek injunctive relief against such infringement, misappropriation, dilution or other violation.

(v)Notwithstanding anything herein to the contrary, upon the occurrence and during the continuance of a Default, no Debtor may abandon any Intellectual Property constituting Collateral or otherwise permit any such Intellectual Property to lapse or become abandoned, cancelled, invalid, dedicated to the public, forfeited, or otherwise impaired, without the prior written consent of Administrative Agent (which consent not to be unreasonably withheld, delayed or conditioned), and if any Intellectual Property is infringed, misappropriated, diluted or otherwise violated by a third party in a manner that would reasonably be expected to have a Material Adverse Effect, or materially impair the value of any Intellectual Property constituting Collateral, the Debtors will, upon the Administrative Agent’s prior written request, take such action as Administrative Agent shall reasonably deem appropriate under the circumstances to protect such Intellectual Property.

(vi)Each Debtor agrees that, should it hereafter (i) obtain an ownership interest in any item of Intellectual Property consisting of issued Patents and pending Patent applications, registered Trademarks and applications for the registration of Trademarks, and registered Copyrights and applications to register Copyrights, or (ii) either by itself or through any agent, employee, licensee, or designee, file any application for the registration or issuance of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, or any similar office or agency in any other country or jurisdiction or in any political subdivision of any of the foregoing, or (iii) file a Statement of Use or an Amendment to Allege Use with respect to any “intent-to-use” Trademark application that, prior to such filing, was Excluded Property (the items in clauses (i), (ii) and (iii), collectively, the “After-Acquired Intellectual Property”), then the provisions of Section 3 shall automatically apply thereto, and any such After-Acquired Intellectual Property shall automatically become part of the Collateral,  and, for any U.S. After-Acquired Intellectual Property, such Debtor shall, concurrently with the delivery of a Compliance Certificate under Section 8.1(a) and Section 8.1(b) of the Credit Agreement, execute and deliver to the Collateral Agent one or more Intellectual Property Security Agreements.

(p)Location of Equipment and Inventory.  Each Debtor will keep the Equipment and Inventory (other than (i) Inventory in transit in the ordinary course of business, (ii) Equipment being used by employees in the ordinary course of business, (iii) Equipment or Inventory having value not exceeding $1,000,000 and (iv) Equipment which is being refurbished or repaired in the ordinary course of business) at the locations specified in SCHEDULE 2 hereto or, upon not less than 10 days' prior written notice (or such later date which the Administrative Agent may agree in its reasonable discretion) to Administrative Agent accompanied by a new SCHEDULE 2 hereto indicating each new location of the Equipment and Inventory, at such other locations in the continental United States as the Debtors may elect, provided that (i) all action has been taken to grant to Administrative Agent a perfected, first priority security interest in such Equipment and Inventory (subject only to Permitted Liens) in favor of Administrative Agent and (ii) Administrative Agent’s rights in such Equipment and Inventory, including, without limitation, the existence, perfection and priority of the security interest created hereby in such Equipment and Inventory, are not adversely affected thereby in any material respects.

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(q)Condition of Equipment.  Each Debtor will maintain or cause the Equipment which is necessary or useful in the proper conduct of its business to be maintained and preserved in good condition, repair and working order ordinary wear and tear excepted.

(r)[Reserved]

(s)Control. Each Debtor hereby agrees to take any or all action that may be necessary or desirable or that Administrative Agent may reasonably request in order for Administrative Agent to obtain control in accordance with Sections 8-106, 9-104, 9-105, 9-106, and 9-107 of the UCC with respect to the following (to the extent constituting Collateral):  (i) Deposit Accounts (other than Excluded Accounts), (ii) Securities Accounts (other than Excluded Accounts); (iii) Electronic Chattel Paper, (iv) Investment Property and (v) Letter-of-Credit Rights. Each Debtor hereby acknowledges and agrees that any agent or designee of Administrative Agent shall be deemed to be a “secured party” with respect to the Collateral under the control of such agent or designee for all purposes.

(t)[Reserved]

(u)Delivery of the Pledged Debt.

(i)All Promissory Notes and other Instruments (other than any Promissory Note or Instrument evidencing Pledged Debt in an amount less than $1,000,000 individually and $3,000,000 in the aggregate) currently evidencing the Pledged Debt shall be delivered to Administrative Agent on or prior to the Closing Date. All other Promissory Notes, certificates and Instruments constituting Pledged Debt (other than any Promissory Note or Instrument evidencing Pledged Debt in an amount less than $1,000,000 individually and $3,000,000 in the aggregate) from time to time required to be pledged to Administrative Agent pursuant to the terms of this Agreement or the Credit Agreement (the “Additional Collateral”) shall be delivered to Administrative Agent promptly upon, but in any event within twenty (20) Business Days (or such later date which the Administrative Agent may agree in its reasonable discretion) of, receipt thereof by or on behalf of any of the Debtors. All such Promissory Notes, certificates and Instruments shall be (A) held by or on behalf of Administrative Agent pursuant hereto and (B) delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment executed in blank, all in form and substance reasonably satisfactory to Administrative Agent, all in form and substance reasonably satisfactory to Administrative Agent.

(ii)Within twenty  (20) Business Days of the receipt by a Debtor of any Additional Collateral (or such later date which the Administrative Agent may agree in its reasonable discretion), a pledge amendment duly executed by such Debtor, in substantially the form of Exhibit E hereto (a “Pledge Amendment”), shall be delivered to Administrative Agent, in respect of the Additional Collateral that must be pledged pursuant to this Agreement or the Credit Agreement; provided that failure to provide any such Pledge Amendment shall not affect the validity of the pledge hereunder of such Additional Collateral. The Pledge Amendment shall from and after delivery thereof constitute part of SCHEDULE 3.  Each Debtor hereby authorizes Administrative Agent to attach each Pledge Amendment to this Agreement and agrees that all Promissory Notes, certificates or Instruments listed on any Pledge Amendment delivered to Administrative Agent shall for all purposes hereunder constitute Pledged Debt and such Debtor shall be deemed upon

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delivery thereof to have made the representations and warranties set forth in SECTION 7 hereof with respect to such Additional Collateral.

9.Default; Remedies. Upon the occurrence and during the continuance of a Default, Administrative Agent has the following cumulative rights and remedies under this Agreement.

(a)Debtor’s Agent; License.  Administrative Agent shall be deemed to be irrevocably appointed as each Debtor’s agent and attorney-in-fact with all right and power to enforce all of such Debtor’s rights and remedies under or in connection with the Collateral. This power is coupled with an interest and is irrevocable until the termination of this Agreement under SECTION 11(b). All reasonable costs, expenses and liabilities incurred and all payments made by Administrative Agent as a Debtor’s agent and attorney-in-fact, including, without limitation, reasonable attorney’s fees and expenses, subject to Section 8.7 of the Credit Agreement, shall be considered a loan by Administrative Agent to such Debtor which shall be repayable on demand and shall accrue interest at the Default Rate and shall be part of the Obligations. For the purpose of enabling Administrative Agent during the continuance of a Default to exercise rights and remedies hereunder, at such time as Administrative Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Debtor hereby (i) grants to Administrative Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to any Debtor) to use, practice and, to the extent it has the right to do so, sublicense all Intellectual Property now or hereafter owned by or licensed to such Debtor, wherever the same may be located (which license shall include reasonable access to all media in which any of the licensed items may be recorded or stored and to all software and computer programs used for the compilation or printout thereof), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Debtor to avoid the risk of invalidation of such Trademarks;  provided that any sublicense or other transaction entered into by Administrative Agent in accordance with the foregoing clause shall be binding upon each Debtor notwithstanding any subsequent cure of the relevant Default. Each Debtor hereby releases Administrative Agent from, and indemnifies Administrative Agent against, any claims, causes of action and demands at any time arising out of or with respect to any actions taken or omitted to be taken by Administrative Agent under the powers of attorney, proxy or license, granted herein other than actions taken or omitted to be taken through Administrative Agent’s gross negligence or willful misconduct, as determined by a final determination of a court of competent jurisdiction.

(b)Account Debtors and Obligor.  Administrative Agent may notify or require each account debtor or other Obligor to make payment directly to Administrative Agent and Administrative Agent may take control of the proceeds paid to Administrative Agent. Until Administrative Agent elects to exercise these rights, Debtors are authorized to collect and enforce the Collateral and to retain and expend all payments made on Collateral. After Administrative Agent elects to exercise these rights, Administrative Agent shall have the Right in its own name or in the name of Debtors (to the extent permitted by Law) to (i) compromise or extend time of payment with respect to all or any portion of the Collateral for such amounts and upon such terms as Administrative Agent may reasonably determine, (ii) demand, collect, receive, receipt for, sue for, compound, and give acquittance for any and all amounts due or to become due with respect to Collateral, (iii) take control of cash and other proceeds of any Collateral, (iv) endorse any Debtor’s name on any notes, acceptances, checks, drafts, money orders, or other evidences of payment on Collateral that may come into Administrative Agent’s possession, (v) sign any Debtor’s name on any invoice or bill of lading relating to any Collateral, on any drafts against Obligor or other Persons making payment with respect to Collateral, on assignments and verifications of accounts or other Collateral and on notices to Obligor making payment with respect to Collateral, (vi) send requests for verification of Obligations to any Obligor, and (vii) do all other acts and things reasonably

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necessary to carry out the intent of this Agreement. If any Obligor fails to make payment on any Collateral when due, after giving effect to any applicable grace period, Administrative Agent is authorized, in its sole discretion, either in its own name or in any Debtor’s name, to take such action as Administrative Agent reasonably shall deem appropriate for the collection of any amounts owed with respect to Collateral or upon which a delinquency exists. Regardless of any other provision of this Agreement, however, Administrative Agent shall never be liable for its failure to collect, or for its failure to exercise diligence in the collection of, any amounts owed with respect to Collateral except for its own fraud, gross negligence, willful misconduct or violation of any Law, nor shall it be under any duty whatever to anyone except Debtors to account for funds that it shall actually receive under this Agreement. A receipt given by Administrative Agent to any Obligor shall be a full and complete release, discharge, and acquittance to such Obligor, to the extent of any amount so paid to Administrative Agent.  Administrative Agent may apply or set off the deposits against any liability of Debtors to Administrative Agent.

(c)UCC and Other Rights.  Administrative Agent may exercise any and all rights available to a secured party under the UCC, in addition to any and all other rights afforded by the Loan Papers, at law, in equity, or otherwise, including, without limitation:

(i) personally, or by agents’ attorneys or other authorized representatives, immediately retake possession of the Collateral or any part thereof,

(ii) requiring Debtors to assemble all or part of the Collateral and make it available to Administrative Agent at a place to be designated by Administrative Agent which is reasonably convenient to Debtors and Administrative Agent,

(iii) instruct the obligor or obligors on any accounts receivable, agreement, instrument or other obligation (including, without limitation, account debtors) constituting the Collateral to make any payment required by the terms of such account, agreement, instrument or other obligation directly to the Administrative Agent,

(iv) applying by appropriate judicial proceedings for appointment of a receiver for all or part of the Collateral,

(v) applying to the Obligations any cash held by Administrative Agent under this Agreement,

(vi) reducing any claim to judgment,

(vii) exercising the rights of offset or banker’s Lien against the interest of Debtors in and to every account and other property of Debtors in Administrative Agent’s possession to the extent of the full amount of the Obligations,

(viii) foreclosing the Security Interest and any other liens Administrative Agent may have or otherwise realize upon any and all of the rights Administrative Agent may have in and to the Collateral, or any part thereof, including, without limitation, selling, assigning or otherwise liquidating, or directing such Debtor to sell, assign or otherwise liquidate, any or all of the Collateral or any part thereof, and take possession of the proceeds of any such sale or liquidation, and

(ix) paying and discharging taxes, Liens or claims on or against any of the Collateral,

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(x) paying, performing or satisfying, or causing to be paid, performed or satisfied, for the benefit of any Debtor, any of the obligations, terms, covenants, provisions or conditions to be paid, observed, performed or satisfied by such Debtor under any contract, agreement or instrument relating to its Collateral, all in accordance with the terms, covenants, provisions and conditions thereof, as and to the extent that such Debtor fails or refuses to perform or satisfy the same,

(xi) bringing suit or other proceedings before any Tribunal either for specific performance of any covenant or condition contained in any of the Loan Papers or in aid of the exercise of any right granted to Administrative Agent in any of the Loan Papers.

(d)Notice. Reasonable prior notification of the time and place of any public sale of the Collateral, or reasonable prior notification of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be sent to Debtors and to any other Person entitled to notice under the UCC; provided that, to the extent permitted by applicable Law, if any of the Collateral threatens to decline speedily in value or is of the type customarily sold on a recognized market, Administrative Agent may sell or otherwise dispose of the Collateral without notification, advertisement, or other notice of any kind if giving such prior notification is not possible without causing undue expenses or delays; provided that notice shall be given as soon as possible thereafter. It is agreed that notice sent or given not less than ten days prior to the taking of the action to which the notice relates is reasonable notification and notice for the purposes of this subparagraph. It shall not be necessary that the Collateral be at the location of the sale.

(e)Application of Proceeds.  Administrative Agent shall apply the proceeds of any sale or other disposition of the Collateral under this SECTION 9 in the following order: First, to the payment of all its reasonable expenses incurred in retaking, holding, and preparing any of the Collateral for sale(s) or other disposition, in arranging for such sale(s) or other disposition, and in actually selling or disposing of the same (all of which are part of the Obligations); second, toward repayment of amounts reasonably expended by Administrative Agent under SECTION 10; third, toward payment of the balance of the Obligations in the order and manner specified in the Credit Agreement. Any surplus remaining shall be delivered to Debtors or as a court of competent jurisdiction may direct.

(f)Sale.  Administrative Agent’s sale of less than all the Collateral shall not exhaust Administrative Agent’s rights under this Agreement and Administrative Agent is specifically empowered to make successive sales until all the Collateral is sold. If the proceeds of a sale of less than all the Collateral shall be less than the Obligations, this Agreement and the Security Interest shall remain in full force and effect as to the unsold portion of the Collateral just as though no sale had been made. In the event any sale under this Agreement is not completed or is, in Administrative Agent’s opinion, defective, such sale shall not exhaust Administrative Agent’s rights under this Agreement and Administrative Agent shall have the right to cause a subsequent sale or sales to be made. Any and all statements of fact or other recitals made in any bill of sale or assignment or other instrument evidencing any foreclosure sale under this Agreement as to nonpayment of the Obligations, or as to the occurrence of any Default, or as to Administrative Agent’s having declared all of such Obligations to be due and payable, or as to notice of time, place and terms of sale and the properties to be sold having been duly given, to, as to any other act or thing having been duly done by Administrative Agent, shall be taken as prima facie evidence of the truth of the facts so stated and recited. Administrative Agent may appoint or delegate any one or more Persons as agent to perform any act or acts necessary or incident to any sale held by Administrative Agent, including

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the sending of notices and the conduct of sale, but such acts must be done in the name and on behalf of Administrative Agent.

(g)Existence of Default. Regarding the existence of any Default for purposes of this Agreement, Debtors agree that the Obligor on any Collateral may rely upon written certification from Administrative Agent that such a Default exists. Subject to the terms of the Credit Agreement, Debtors expressly agree that Administrative Agent shall not be liable to Debtors for any claims, damages, costs, expenses or causes of action of any nature whatsoever in connection with, arising out of, or related to Administrative Agent’s exercise of any rights, powers or remedies under any Loan Paper except for its own fraud, gross negligence, willful misconduct or violation of any Law.

(h)Intellectual Property.  Administrative Agent may, by written notice to the relevant Debtor, take any or all of the following actions: (i) declare the entire right, title and interest of such Debtor in, to and under all Intellectual Property constituting Collateral, vested, in which event such right, title and interest shall immediately vest in the Administrative Agent for the benefit of the Lenders and Secured Parties, and in such case such Debtor agrees to execute one or more assignments in form and substance reasonably satisfactory to Administrative Agent of all of such Debtor’s right, title and interest in, to the Copyrights, Patents and Trademarks and other Intellectual Property to Administrative Agent for the benefit of the Lenders and Secured Parties; and (ii) take and practice or sell the Copyrights or Patents and take and use or sell the Trademarks (including the goodwill of such Debtor’s business connected with the use of or symbolized by the Trademarks) and have the right to carry on the business and use the assets of the Debtor in connection with which the Trademarks have been used.

10.Other Rights of Administrative Agent; Additional Provisions Concerning the Collateral; Consensual Rights, Payments etc. in Respect of the Pledged Debt.

(a)Performance. In the event a Debtor fails to preserve the priority of the Security Interest in any of the Collateral, or, upon the occurrence and during the continuance of a Default, otherwise fails to perform any of its Obligations under the Loan Papers with respect to the Collateral, then Administrative Agent may (but is not required to) prosecute or defend any suits in relation to the Collateral or take any other action which such Debtor is required to take under the Loan Papers, but has failed to take. Any sum which may be reasonably expended or paid by Administrative Agent under this subparagraph (including, without limitation, court costs and reasonable attorneys’ fees and expenses) shall bear interest from the date of notice to Debtors of such expenditure or payment at the Default Rate until paid and, together with such interest, shall be payable by such Debtor to Administrative Agent upon demand and shall be part of the Obligations.

(b)Collateral in Administrative Agent’s Possession. If, upon the occurrence and during the continuance of a Default, any Collateral comes into Administrative Agent’s possession, Administrative Agent may use such Collateral for the purpose of preserving it or its value pursuant to the order of a court of appropriate jurisdiction or in accordance with any other rights held by Administrative Agent in respect of such Collateral. Debtors covenant to promptly reimburse and pay to Administrative Agent, at Administrative Agent’s request, the amount of all reasonable expenses incurred by Administrative Agent in connection with its custody and preservation of such Collateral, and all such expenses, costs, Taxes, and other charges shall bear interest at the Default Rate from the date of notice to Debtors of such expenses and costs until repaid and, together with such interest, shall be payable by Debtors to Administrative Agent upon demand and shall be part of the Obligations. However, the risk of accidental loss or damage to, or diminution in value of,

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Collateral is on Debtors, except for Administrative Agent’s own fraud, gross negligence, willful misconduct or violation of any Law.

Provided that Administrative Agent acts in accordance with all applicable Laws, Administrative Agent shall have no liability for failure to obtain or maintain insurance, nor to determine whether any insurance ever in force is adequate as to amount or as to the risks insured. With respect to Collateral that is in the possession of Administrative Agent, except for its own fraud, gross negligence, willful misconduct or violation of any Law, Administrative Agent shall have no duty to fix or preserve rights against prior parties to such Collateral and shall never be liable for any failure to use diligence to collect any amount payable in respect of such Collateral, but shall be liable only to account to Debtors for what it may actually collect or receive thereon.

(c)Subrogation. If any of the Obligations is given in renewal or extension or applied toward the payment of indebtedness secured by any Lien, Administrative Agent shall be, and is hereby, subrogated to all of the rights, titles, interests, and Liens securing the indebtedness so renewed, extended, or paid.

(d)Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Administrative Agent shall be in addition to every other right, power and remedy specifically given under this Agreement or any other Loan Paper or now or hereafter existing at law or in equity, or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Administrative Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Administrative Agent in the exercise of any such right, power or remedy, or partial or single exercise thereof, and no renewal or extension of any of the Obligations, shall impair or constitute a waiver of any such right, power or remedy or shall be construed to be a waiver of any Default or an acquiescence therein. No notice to or demand on any Debtor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Administrative Agent to any other or further action in any circumstances without notice or demand. In the event that the Administrative Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Administrative Agent may recover reasonable, actual expenses, including attorneys’ fees, and the amounts thereof shall be included in such judgment.

(e)Purchasers of Collateral. Upon any sale of any of the Collateral by the Administrative Agent hereunder during the continuance of a Default (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Administrative Agent or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication or nonapplication thereof.

(f)Waiver of Claims. Except as otherwise provided in this Agreement or any other Loan Paper, EACH DEBTOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE ADMINISTRATIVE AGENT’S TAKING POSSESSION OR THE ADMINISTRATIVE AGENT’S DISPOSITION OF ANY OF THE COLLATERAL DURING THE CONTINUANCE OF A DEFAULT, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH

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RIGHT WHICH THE DEBTOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, and each Debtor hereby further waives, to the extent permitted by law: (i) all damages occasioned by such taking of possession except any damages which are the direct result of the Administrative Agent’s gross negligence, fraud or willful misconduct; (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Administrative Agent’s rights hereunder; and (iii) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and each Debtor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws to the fullest extent permitted by applicable law now or hereafter in effect. Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the relevant Debtor therein and thereto, and shall be a perpetual bar both at law and in equity against the relevant Debtor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under the relevant Debtor.

(g)Discontinuance of Proceedings. In case the Administrative Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Administrative Agent, then and in every such case the relevant Debtor, the Administrative Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Administrative Agent shall continue as if no such proceeding had been instituted.

(h)Filings.  To the maximum extent permitted by applicable law, and for the purpose of taking any action that Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement, each Debtor hereby (i) authorizes Administrative Agent to (x) upon the occurrence and during the continuance of a Default, execute any such agreements, instruments or other documents in such Debtor’s name and (y) file such agreements, instruments or other documents in such Debtor’s name and in any appropriate filing office and (ii) authorizes Administrative Agent at any time and from time to time to file, one or more financing or continuation statements and amendments thereto, relating to the Collateral (including, without limitation, any such financing statements that (A) describe the Collateral as “all assets” or “all personal property” (or words of similar effect) or that describe or identify the Collateral by type or in any other manner as Administrative Agent may determine, regardless of whether any particular asset of such Debtor falls within the scope of Article 9 of the UCC or whether any particular asset of such Debtor constitutes part of the Collateral, and (B) contain any other information required by Part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including, without limitation, whether such Debtor is an organization, the type of organization). A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(i)Duty of Administrative Agent.  The powers conferred on Administrative Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Other than the exercise of reasonable care to assure the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Administrative Agent shall have no duty as to any Collateral or as to the taking of any necessary

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steps to preserve rights against other parties or any other rights pertaining to any Collateral and shall be relieved of all responsibility for any Collateral in its possession upon surrendering it or tendering surrender of it to any of the Debtors (or whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct). Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Administrative Agent accords its own property, it being understood that Administrative Agent shall not have responsibility for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not Administrative Agent has or is deemed to have knowledge of such matters. Administrative Agent shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by Administrative Agent in good faith, except for Administrative Agent’s fraud, gross negligence, willful misconduct, and violation of any applicable Law.

(j)Licenses.  Anything herein to the contrary notwithstanding (i) each Debtor shall remain liable under the Licenses and otherwise in respect of the Collateral to the extent set forth therein to perform all of its obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Administrative Agent of any of its rights hereunder shall not release any Debtor from any of its obligations under the Licenses or otherwise in respect of the Collateral, and (iii) the Administrative Agent shall not have any obligation or liability by reason of this Agreement under the Licenses or otherwise in respect of the Collateral, nor shall the Administrative Agent be obligated to perform any of the obligations or duties of any Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(k)Consensual Rights, Payments etc. in Respect of the Pledged Debt.

(i)So long as no Default shall have occurred and be continuing:

(1)  each Debtor may exercise any and all consensual rights (including, without limitation, the right to give or withhold any consent, waiver or amendment) pertaining to any Pledged Debt for any purpose not inconsistent with the terms of this Agreement, the Credit Agreement or the other Loan Papers; provided, however, that no Debtor will exercise or refrain from exercising any such right, as the case may be, if such action (or inaction) could reasonably be expected to violate the terms of any Loan Paper, have a Material Adverse Effect or which could reasonably be expected to adversely affect the creation, perfection and priority of Administrative Agent’s Lien thereon; and

(2)each Debtor may receive and retain any and all interest, principal or other payments paid in respect of the Pledged Debt to the extent not prohibited by the Credit Agreement; provided, however, that any and all interest paid or payable other than in cash (including, without limitation, any paid-in-kind interest) in respect of, and Instruments and other property received, receivable or otherwise distributed in respect of or in exchange for, any Pledged Debt shall be, and shall forthwith be delivered to Administrative Agent, to hold as, Pledged Debt.

(ii)Upon the occurrence and during the continuance of a Default:

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(1)  all rights of each Debtor to exercise the consensual rights which it would otherwise be entitled to exercise pursuant to SECTION 10(k)(i)(1) hereof, and to receive the interest, principal and other payments that it would otherwise be authorized to receive and retain pursuant to SECTION 10(k)(i)(2) hereof, shall cease, and all such rights shall thereupon become vested in Administrative Agent, which shall thereupon have the sole right to exercise such consensual rights and to receive and hold as Pledged Debt such interest, principal and other payments, and Administrative Agent (personally or through an agent) shall thereupon be solely authorized and empowered to transfer and register in Administrative Agent's name, or in the name of Administrative Agent’s nominee, the whole or any part of the Pledged Debt, including through its irrevocable appointment as attorney-in-fact pursuant to SECTION 9(a) hereof;

(2)Administrative Agent is authorized to notify each obligor with respect to the Pledged Debt to make payment directly to Administrative Agent (or its designee) and may collect any and all moneys due or to become due to any Debtor in respect of the Pledged Debt, and each of the Debtors hereby authorizes each such obligor to make such payment directly to Administrative Agent (or its designee) without any duty of inquiry;

(3) without limiting the generality of the foregoing, Administrative Agent may, at its option, exercise any and all rights of conversion, exchange or any other rights or privileges pertaining to any of the Pledged Debt as if it were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Pledged Debt upon the merger, consolidation, reorganization, recapitalization, restructuring, refinancing or other adjustment of any obligor thereunder, or upon the exercise by any such obligor of any right or privilege pertaining to any Pledged Debt, and, in connection therewith, to deposit and deliver any and all of the Pledged Debt with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine; and

(4)all interest, principal and other payments that are received by any of the Debtors contrary to the provisions of SECTION 10(k)(ii)(1) or SECTION 10(k)(ii)(2) hereof shall be received in trust for the benefit of Administrative Agent, shall be segregated from other funds of the Debtors, and shall be forthwith paid over to Administrative Agent as Pledged Debt in the exact form received with any necessary indorsement and/or appropriate instruments of transfer or assignment duly executed in blank, to be held by Administrative Agent as Pledged Debt and as further collateral security for the Obligations.

11.Miscellaneous.

(a)Reference to Miscellaneous Provisions. This Agreement is one of the “Loan Papers” referred to in the Credit Agreement, and, therefore, this Agreement is subject to the applicable provisions of Article 14 of the Credit Agreement, all of which are incorporated in this Agreement by reference the same as if set forth in this Agreement verbatim. Each Debtor jointly and severally agrees to pay Administrative Agent’s costs and expenses in accordance with Section 8.7 of the Credit Agreement.

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(b)Term. Upon full and final payment in cash of the Obligations (other than unasserted contingent obligations, Hedging Obligations and Cash Management Obligations), full and final payment in cash of the Hedging Obligations and Cash Management Obligations (other than Hedging Obligations and Cash Management Obligations that have been cash collateralized or in respect of which arrangements satisfactory to the Persons providing such Cash Management Services or Financial Hedges have been made) and final termination of the Lenders’ commitment to make advances and under the Credit Agreement, and the expiration or termination of all LCs (other than that LCs in respect of which the aggregate undrawn amount of all outstanding LCs has been cash collateralized in an amount equal to 105% or backstopped or replaced with letters of credit reasonably satisfactory to Administrative Agent or deemed reissued under another agreement reasonably satisfactory to Administrative Agent), without Administrative Agent having exercised its rights under this Agreement, this Agreement and all the Liens of the Administrative Agent and the Lenders on the Collateral shall automatically terminate; provided that no Obligor on any of the Collateral shall be obligated to inquire as to the termination of this Agreement.

(c) Actions Not Releases. The Security Interest and Debtors’ Obligations and Administrative Agent’s rights under this Agreement shall not be released, diminished, impaired, or adversely affected by the occurrence of any one or more of the following events: (i) the taking or accepting of any other security or assurance for any or all of the Obligations; (ii) any release, surrender, exchange, subordination, or loss of any security or assurance at any time existing in connection with any or all of the Obligations; (iii) the modification of, amendment to, or waiver of compliance with any terms of any of the other Loan Papers without the consent of Debtors, except as required therein; (iv) the insolvency, bankruptcy, or lack of corporate or trust power of any party at any time liable for the payment of any or all of the Obligations, whether now existing or hereafter occurring; (v) any renewal, extension, or rearrangement of the payment of any or all of the Obligations, either with or without notice to or consent of Debtors, or any adjustment, indulgence, forbearance, or compromise that may be granted or given by Administrative Agent to Debtors, in each case, except as required by the Loan Papers; (vi) any neglect, delay, omission, failure, or refusal of Administrative Agent to take or prosecute any action in connection with any other agreement, document, guaranty, or instrument evidencing, securing, or assuring the payment of all or any of the Obligations; (vii) any failure of Administrative Agent to notify Debtors of any renewal, extension, or assignment of the Obligations or any part thereof, or the release of any security under any other document or instrument, or of any other action taken or refrained from being taken by Administrative Agent against Debtors or any new agreement between Administrative Agent and Debtors, it being understood that, except as expressly required by the Credit Agreement or any other Loan Papers, Administrative Agent shall not be required to give Debtors any notice of any kind under any circumstances whatsoever with respect to or in connection with the Obligations, including, without limitation, notice of acceptance of this Agreement or any Collateral ever delivered to or for the account of Administrative Agent under this Agreement; (viii) the illegality, invalidity, or unenforceability of all or any part of the Obligations against any third party obligated with respect thereto by reason of the fact that the Obligations, or the interest paid or payable with respect thereto, exceeds the amount permitted by Law, the act of creating the Obligations, or any part thereof, is ultra vires, or the officers, partners, or trustees creating same acted in excess of their authority, or for any other reason; or (ix) if any payment by any party obligated with respect thereto is held to constitute a preference under applicable Laws or for any other reason Administrative Agent is required to refund such payment or pay the amount thereof to someone else.

(d)Waivers. Except to the extent expressly otherwise provided in this Agreement or in other Loan Papers, Debtors waive (i) any Right to require Administrative Agent to proceed against any other Person, to exhaust its rights in Collateral, or to pursue any other Right which

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Administrative Agent may have; (ii) with respect to the Obligations, presentment and demand for payment, protest, notice of protest and nonpayment, notice of acceleration, and notice of the intention to accelerate; and (iii) all rights of marshaling in respect of any and all of the Collateral.

(e)Financing Statement.  Administrative Agent shall be entitled at any time to file this Agreement or a carbon, photographic, or other reproduction of this Agreement, as a financing statement, but the failure of Administrative Agent to do so shall not impair the validity or enforceability of this Agreement.

(f)Amendments; Additional Debtors. Except with respect to additions to SCHEDULES  1,  2 and 3 as provided in connection with Security Agreement Joinder approved by the Administrative Agent, no amendment or waiver of any provision of this Agreement and no consent to any departure by any Debtor shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent acting at the direction of the requisite number of Lenders, if any, required pursuant to Section 14.10 of the Credit Agreement, and the applicable Debtor or Debtors, as the case may be, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. If any Debtor acquires, creates or has any Subsidiary, within 45 days of such event (or such later date which the Administrative Agent may agree in its reasonable discretion), the Debtor shall cause such Subsidiary (other than an Excluded Subsidiary) to execute, and deliver to the Administrative Agent, a Security Agreement Joinder, duly executed by such applicable Subsidiary. Upon the execution and delivery by any Person of a Security Agreement Joinder, (a) such Person shall be referred to as an “Additional Debtor“ and shall become and be a Debtor hereunder, and each reference in this Agreement to a “Debtor“ shall also mean and be a reference to such Additional Debtor, and each reference in any other Loan Paper to a “Debtor“ shall also mean and be a reference to such Additional Debtor, and (b) each reference herein to “this Agreement,“ “hereunder,“ “hereof“ or words of like import referring to this Agreement, and each reference in any other Loan Paper to the “Security Agreement,“ “thereunder,“ “thereof“ or words of like import referring to this Agreement, shall mean and be a reference to this Agreement as supplemented by such Security Agreement Joinder.

(g)Multiple Counterparts. This Agreement may be executed in any number of identical counterparts. Each counterpart shall be deemed an original for all purposes and all counterparts, collectively, shall constitute one instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one set of counterpart signatures. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging (including in .pdf format) means shall be effective as delivery of a manually executed counterpart of this Agreement.

(h)Parties Bound. This Agreement shall be binding on Debtors and their successors and assigns and shall inure to the benefit of Administrative Agent and its successors and assigns. The Obligations and agreements of Debtors under this Agreement shall be binding upon their successors and assigns, and, except for Administrative Agent’s fraud, gross negligence, willful misconduct, and violation of any applicable Law, delivery or other accounting of Collateral to Debtors shall discharge Administrative Agent of all liability therefor.

(i)Assignment. Debtors may not, without Administrative Agent’s prior written consent, assign any rights, duties, or Obligations under this Agreement.

(j)Notice. Any notice or communication required or permitted under this Agreement must be given as prescribed in the Credit Agreement.

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(k)Governing Law. THIS AGREEMENT SHALL BE GOVERNED, CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND, AS APPLICABLE, THE LAWS OF THE UNITED STATES OF AMERICA.

(l)Separate Actions. A separate action may be brought and prosecuted against any Debtor, any other guarantor or obligor or the Borrower, and whether or not any other Debtor, any other guarantor or obligor or the Borrower be joined in such action or actions.

(m)Waivers of Jury Trial.  EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY. EACH DEBTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN PAPER TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT AND EACH LENDER ENTERING INTO THE LOAN PAPERS.

(n)Venue; Service of Process. This Agreement shall be subject to all terms and conditions contained in Sections 14.9(a) to (f) of the Credit Agreement, mutatis mutandis.

(o)Schedules. For purposes of this Agreement, all references to Schedules attached hereto and the Perfection Certificate shall be deemed to refer to such Schedules as updated from time to time in accordance with the terms of this Agreement or the Credit Agreement.

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

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EXECUTED as of the date set forth in the preamble.

DEBTORS:

MONRO, INC.,
a New York corporation

By: /s/ Brian J. D’Ambrosia
Name: Brian J. D’Ambrosia
Title: Executive Vice President and Chief Financial Officer

CAR-X, LLC,
a Delaware limited liability company

By: /s/ Maureen E. Mulholland
Name: Maureen E. Mulholland
Title: Secretary

MNRO HOLDINGS, LLC,
a Delaware limited liability company

By: /s/ Brian J. D’Ambrosia
Name: Brian J. D’Ambrosia
Title: President

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ADMINISTRATIVE AGENT

ARES CAPITAL CORPORATION,

By: /s/ Mark Affolter
Name: Mark Affolter
Title: Authorized Signatory

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